EXHIBIT 99.1

Zentric, Inc.
Headquarters Re-locates in Henderson County, N.C.

HENDERSON, NC – December 19, 2012 -- Zentric, Inc. (OTCBB: ZNTR) (OTCQB: ZNTR) William Tien, President of Zentric, Inc. is pleased to announce their plans today to consolidate and relocate operations of the company’s headquarters to Henderson County, NC. The company plans to create 116 new jobs and invest $7 million in personal property over the next few years. The location decision marks Zentric’s emergence from a technology development company to an operating entity.

Mr. William Tien, stated, “The decision to consolidate our office locations, and launch assembly operations, came after careful review and consideration of building options in many communities, in many states.  Henderson County offered a strong business climate balanced with a focus on sustainability, elected leadership that understood business needs, and access to a qualified workforce – all of which help to ensure our company’s successful start-up.”

Mr. Jeff Mak, CEO of Zentric, Inc. adds, “This is a major step in the company’s development to set up our headquarters and operations together with the help of the Henderson County.”

Zentric plans to hire 116 employees over the next 5 years, and as many as 44 through the end of 2013.

Charlie Messer, Chairman of the Henderson County Board of Commissioners, said, “We are pleased with Zentric’s decision to locate in Henderson County, and look forward to watching them grow and employ many people in our community as they become our newest corporate citizen.”

The company selected an existing facility at 220 Continuum Drive in Fletcher for their operations after looking closely at many options with estate agent, Mark Morris.  Zentric has plans to expand the existing 31,000 square foot facility in 2014 to accommodate additional growth.

Bill Moore, Mayor of the Town of Fletcher, said, “Fletcher welcomes Mr. Tien and Zentric to our community.  We are excited to see new and innovative ideas and products being developed in our Town, and of course we are excited about positive employment impact this company will have.”

The Henderson County Partnership for Economic Development, Inc. is a 501(c) 6 organization that works to: retain and attract quality jobs; solicit new business compatible with the assets and values of Henderson County; promote Henderson County’s business image; assist expansion of existing companies; and enhance Henderson County’s overall quality of life.

According to Zentric's Economic Development Consultant, Chris Petrella: Working with Zentric has opened the door for other international companies to consider moving to Henderson County and Western North Carolina.

For more information on the Partnership visit www.strategiclocation.com.

About Zentric, Inc.

Zentric, Inc. is a technology company that believes in making our contribution to saving the environment through the development of advanced patented battery technologies and in support of alternative energy and various other “green” initiatives. Zentric, Inc. has recently become actively involved in solar project development and we will continue to seek opportunities to participate in Renewable and Alternative Energy initiatives on a global basis.

For further information on Zentric, please go to: www.zntr.com

Forward-Looking Statements: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.